                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              APPLIED POWER INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                   [API LOGO]


                                  P.O. BOX 325
                           MILWAUKEE, WISCONSIN 53201
                                 (414) 783-9279

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

To the Shareholders of
 APPLIED POWER INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of APPLIED POWER INC., a Wisconsin corporation, will be held at the offices of the Company, 13000 West Silver Spring Drive, Butler, Wisconsin, on Friday, January 8, 1999, at 3:00 p.m., Central Time, for the following purposes:

     1.   To elect a Board of six directors; and

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof;

all as set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on November 16, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

     Whether or not you expect to attend the Meeting, please mark, sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the Meeting, whether your holdings are large or small. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted.

                               By Order of the Board of Directors

                               Anthony W. Asmuth III
                               Secretary

Milwaukee, Wisconsin
November 23, 1998

                                   [API LOGO]


                                  P.O. BOX 325
                           MILWAUKEE, WISCONSIN 53201
                                 (414) 783-9279

                                PROXY STATEMENT
                                ---------------

                    This Proxy Statement was first mailed to
                   shareholders on or about November 23, 1998
                             ----------------------

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for such Meeting solicited by the Board of Directors of Applied Power Inc. (the "Company"). The Company's Annual Report on Form 10-K for the year ended August 31, 1998, which constitutes the 1998 Annual Report to Shareholders and accompanies this Proxy Statement, contains financial statements and certain other information concerning the Company. The Annual Report and such financial statements are neither a part of this Proxy Statement nor incorporated herein by reference.

     The shares represented by all properly executed proxies received in time for the Meeting will be voted as specified on such proxies. A proxy may be revoked at any time before it is exercised. The cost of soliciting proxies, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by the Company. The Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries, for a fee not anticipated to exceed $7,500 plus expenses. In addition, officers and employees of the Company may solicit the return of proxies from certain shareholders by telephone. Shares held for the accounts of participants in the Company's Employee Stock Purchase Plan ("ESPP"), APW 401(k) Plan ("Savings Plan") and ZERO Corporation Retirement Savings Plan ("ZERO Plan") will be voted in accordance with the instructions of the participants or otherwise in accordance with the terms of such plans.

     A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, constitutes a quorum for action on a matter at the Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

     On November 16, 1998, the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders, the Company's outstanding capital stock consisted of 38,655,347 shares of Class A Common Stock ("Common Stock"). Each share of Common Stock outstanding on the record date is entitled to one vote on all matters submitted at the Meeting. On February 3, 1998, the Company effected a 2-for-1 stock split in the form of a 100% stock dividend distributed to shareholders of record on January 22, 1998. All pre-split share amounts and option prices included in this Proxy Statement have been adjusted to reflect the effect of such stock split.

                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of November 16, 1998 unless otherwise indicated, certain information with respect to the beneficial ownership of Common Stock by each executive officer of the Company named in the Summary Compensation Table below and by the Company's executive officers and directors as a group. Briefly stated, shares are deemed to be beneficially owned by any person or group who has the power to vote or direct the vote or the power to dispose or direct the disposition of such shares, or who has the right to acquire beneficial ownership thereof within 60 days. To the knowledge of the Company, no one is the beneficial owner of more than 5% of the Common Stock.


                                          Amount and Nature of     Percent
           Beneficial Owner              Beneficial Ownership(1)   of Class
           ----------------              -----------------------   --------

Richard G. Sim                                 1,555,040(2)          3.9%
William J. Albrecht                              168,077(3)            *
Robert C. Arzbaecher                              73,668(4)            *
Gustav H.P. Boel                                  38,089(5)            *
Theodore M. Lecher                               127,635(6)            *
All Executive Officers and Directors
  as a Group (14 persons)                      2,375,705(7)          5.9%

*Less than 1%.

(1) Unless otherwise noted, the specified persons have sole voting power and/or dispositive power over the shares shown as beneficially owned.

(2) Includes options to purchase 893,442 shares exercisable currently or within 60 days of the record date, 4,926 shares allocated to Mr. Sim's Savings Plan account and 17,310 shares held by a custodian for Mr. Sim's children (with respect to which Mr. Sim disclaims beneficial ownership). Excludes 139,956 deferred shares received upon exercise of an option pursuant to the 1987 Stock Option Plan deferral program which represent the right to receive an equivalent number of shares of Common Stock at the end of the deferral period.

(3) Includes options to purchase 160,950 shares exercisable currently or within 60 days of the record date and 7,127 shares allocated to Mr. Albrecht's Savings Plan account.

(4) Includes options to purchase 57,400 shares exercisable currently or within 60 days of the record date, 3,268 shares allocated to Mr. Arzbaecher's Savings Plan account, 3,000 shares owned by Mr. Arzbaecher's spouse and

    2,000 shares held by a custodian for Mr. Arzbaecher's minor children (with respect to which Mr. Arzbaecher disclaims beneficial ownership).

(5) Includes options to purchase 32,500 shares exercisable currently or within 60 days of the record date and 1,309 shares allocated to Mr. Boel's Savings Plan account.

(6) Includes options to purchase 115,400 shares exercisable currently or within 60 days of the record date and 8,083 shares allocated to Mr. Lecher's Savings Plan account.

(7) Includes options to purchase 1,339,742 shares exercisable currently or within 60 days of the record date, 29,371 shares allocated to executive officers' Savings Plan accounts, 261,692 shares held by certain trusts with respect to which certain officers have voting and dispositive power and 25,310 shares owned by family members of the directors and executive officers (beneficial ownership of which is, in certain instances, disclaimed and with respect to 17,310 shares of which another executive officer acts as custodian).

     The beneficial ownership information set forth above, and below under "Election of Directors," is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

                             ELECTION OF DIRECTORS

     At the Meeting, six directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be elected. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below. In the event any of the nominees should become unable to serve as a director, an eventuality which management has no reason to believe will occur, proxies may be voted for another nominee. Each person named below is presently serving as a director of the Company.

                                                                                Common Stock
                                                                           Beneficially Owned at
                                                                             November 16, 1998
                                                                         -------------------------
                                                          Director         Number         Percent
            Name and Principal Position              Age   Since         of Shares        of Class
---------------------------------------------------  ---  --------       ---------        --------

H. Richard Crowther (1)(2)(3)                         66      1995          11,000(4)        *
  Retired Vice Chairman, Illinois Tool Works Inc.
  (manufacturer of engineered components and
  systems)

Jack L. Heckel (1)(3)                                 67      1993          16,000(5)        *
  Retired President and Chief Operating Officer,
  GenCorp. Inc. (manufacturer of aerospace
  and defense, polymer and automotive products)

Richard A. Kashnow (2)(3)                             56      1993          15,000(5)        *
  Chairman of the Board, President and Chief
  Executive Officer, Raychem Corporation
  (global manufacturer of materials  science-based
  products for electronics, telecommunications
  and industrial applications)

L. Dennis Kozlowski (2)(3)                            52      1994          12,000(6)        *
  Chairman of the Board, President and Chief
  Executive Officer, Tyco International Ltd.
  (manufacturer of disposable and specialty products,
  fire and safety services, flow control, and electrical
  and electronic components)

                                                                                  Common Stock
                                                                             Beneficially Owned at
                                                                               November 16, 1998
                                                                             ---------------------
                                                                Director      Number      Percent
             Name and Principal Position                 Age     Since       of Shares    of Class
-----------------------------------------------------    ---    --------     ---------    ---------

John J. McDonough(1)(3)                                   62      1996          18,000(7)      *
  Vice Chairman and Chief Executive Officer,
  Newell Corporation (manufacturer of consumer
  products); President and Chief Executive Officer,
  McDonough Capital Company LLC (venture
  capital investment firm)

Richard G. Sim                                            54      1985       1,555,040(8)     3.9%
  Chairman of the Board, President and Chief
 Executive Officer, Applied Power Inc.

     *Less than 1%.

(1)  Member of the Audit Committee of the Board of Directors.
(2)  Member of the Nominating Committee of the Board of Directors.
(3)  Member of the Compensation Committee of the Board of Directors.
(4) Includes options to purchase 8,000 shares exercisable currently or within 60 days of the record date.
(5) Includes options to purchase 12,000 shares exercisable currently or within 60 days of the record date.
(6) Includes options to purchase 10,000 shares exercisable currently or within 60 days of the record date.
(7) Includes options to purchase 6,000 shares exercisable currently or within 60 days of the record date.
(8) Includes options to purchase 893,442 shares exercisable currently or within 60 days of the record date, 4,926 shares allocated to Mr. Sim's Savings Plan account and 17,310 shares held by a custodian for Mr. Sim's children (with respect to which Mr. Sim disclaims beneficial ownership). Excludes 139,956 deferred shares received upon exercise of an option pursuant to the 1987 Stock Option Plan deferral program which represent the right to receive an equivalent number of shares of Common Stock at the end of the deferral period.

     All of the directors have held the positions with the Company or other organizations shown in the above table during the past five years, except that
(i) H. Richard Crowther was Vice Chairman of Illinois Tool Works Inc. from January 1990 through March 1995; (ii) Jack L. Heckel was President and Chief Operating Officer of GenCorp. Inc. from January 1987 through December 1993;
(iii) Richard A. Kashnow was President of Schuller International Group, Inc. from May 1991 through September 1995; and (iv) John J. McDonough was Chairman of SoftNet Systems, Inc. from July 1995 through July 1997 and also served as its Chief Executive Officer from September 1996 through July 1997, Vice Chairman of DENTSPLY International Inc. from February 1995 through October 1995, and Vice Chairman and Chief Executive Officer of DENTSPLY International Inc. from June 1993 through February 1995.

     H. Richard Crowther is a director of Illinois Tool Works Inc. Jack L. Heckel is a director of WD-40 Co., Inc. and Advanced Tissue Sciences, Inc. Richard A. Kashnow is a director of Raychem Corporation. L. Dennis Kozlowski is a director of Tyco International Ltd., Raytheon Company and RJR Nabisco Holdings Corp. John J. McDonough is a director of Newell Corporation. Richard
G. Sim is a director of IPSCO Inc. and Oshkosh Truck Corporation.

              BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     There were twelve meetings of the Board of Directors, two meetings of the Audit Committee, five meetings of the Compensation Committee and one meeting of the Nominating Committee during the year ended August 31, 1998. During the period in the last fiscal year in which they served, all members of the Board of Directors attended at least 75% of the total number of meetings of the Board of Directors and all the committees on which they served except for Mr. McDonough.

     The Audit Committee of the Board of Directors: (i) reviews the scope and timing of the audit of the Company's financial statements by the Company's independent accountants; (ii) reviews with the independent accountants, and with the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls; and (iii) reviews with the independent accountants their reports on the Company's financial statements and recommendations they make for improvements in the Company's internal controls and the implementation of such recommendations.

     The Compensation Committee of the Board of Directors determines the compensation of the Company's executive officers, awards bonuses to such key management personnel as the Committee selects and administers the Company's stock incentive plans.

     The Nominating Committee of the Board of Directors seeks qualified persons for the position of director to recommend to the entire Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions of candidates to be considered by the Nominating Committee, accompanied by biographical material, may be sent to the Secretary of the Company at its corporate offices.

     For the 1998 fiscal year, directors who were not employees of the Company were paid an annual retainer of $19,000 for serving on the Board of Directors and an attendance fee of $1,000 for each Board of Directors meeting and committee meeting attended. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the Board or Board committees.

     In May 1995, the Board of Directors adopted the Outside Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). Under the Deferred Compensation Plan, each non-employee director may elect to defer all or a specified portion of his annual retainer and attendance fees for future payment on a date specified by the participant or upon termination of the participant's service as a director. A participating non-employee director's deferred compensation is credited to an account, the value of which is based upon phantom investments in Common Stock. Distributions from the Deferred Compensation Plan are only made in cash.

     Each non-employee director also receives an option grant each year to purchase shares of Common Stock under the 1989 Outside Directors' Stock Option Plan (the "1989 Plan"). The 1989 Plan is intended to promote the growth and development of the Company by providing incentives for non-employee directors of the Company through the grant to such directors of nonqualified stock options to acquire shares of Common Stock. There is no discretion as to the amount or timing of options to be granted, which are fixed by the terms of the 1989 Plan. The exercise price at which shares may be purchased under each option is equal to the fair market value of the shares on the date of grant. Options are not exercisable until eleven months after the date of grant and then become fully exercisable, in whole or in part, at any time prior to their expiration or termination. Unless earlier exercised or terminated, the expiration date of each option granted under the 1989 Plan is ten years and one day after the date of grant. All of the non-employee directors were granted options in fiscal 1998 for 3,000 shares of Common Stock each at an exercise price of $34.50 per share. At November 16, 1998, options for 26,000 shares had been exercised, options for 62,000 shares were outstanding and 32,000 shares were reserved for future grants under the 1989 Plan.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     Development of Compensation Approach and Objectives. The Compensation Committee of the Board of Directors is responsible for establishing all of the policies under which compensation is paid or awarded to the Company's executive officers, and also determines the amount of such compensation. No member of the Committee is employed by the Company. The Committee's objective is to develop a total compensation program that is competitive in the marketplace and provides significant incentive to increase shareholder value. Each year the Committee reviews its executive compensation policies relative to market competitiveness, and then determines what changes in the compensation program, if any, are appropriate for the following year. Compensation of the Company's executive officers currently consists of three key elements -- salary, bonus and stock options.

     To emphasize the Committee's belief that stock ownership by the Company's executive officers directly focuses those executives on increasing shareholder value, the Committee adopted officer stock ownership guidelines during fiscal 1998. In general, it is the Company's policy that executive officers should hold stock or options equal to three times their base salary (recognizing that newer officers may need some time to build their ownership up to that level). At least one-third of such ownership should be otherwise than through unvested employee stock options. To assist executives in acquiring Company stock, the guidelines include a loan program to be made available by the Company to such executives.

     As in past years, for fiscal 1998 the Committee retained an independent outside consultant who provided data regarding the compensation practices of U.S. manufacturing companies. Competitive pay standards were derived from the results of several compensation surveys, including comparisons with several hundred manufacturing companies. These data, along with management's recommendations for particular executive officer compensation and information regarding an executive's experience, expertise and demonstrated performance, were reviewed by the Committee in connection with setting fiscal 1998 salaries. The total value of each executive's pay package was intended to equal the competitive median for like positions in companies of similar size and type, but consistent with the Committee's prior practices the mix of compensation was somewhat atypical. For instance, cash compensation was set at a lower level than the median; in general, salary standards were targeted at approximately 95% of the market median and target bonuses were set at approximately 70% of the market median. Stock incentives, on the other hand, were generally set above the median for other companies in order to bring the total compensation opportunity to a level competitive with others in the marketplace. This general approach to compensation mix, though varied in certain circumstances when the Committee in its discretion concluded it was appropriate to do so, was designed to encourage the executive's continued focus on building shareholder value.

     As an added benefit to the Company's key management personnel, during fiscal 1997 the Compensation Committee implemented an Executive Deferred Compensation Plan (the "Deferred Plan"). The Deferred Plan allows certain highly compensated employees (including executive officers) to defer payment of a portion of their salary and bonus each year, generally until a date specified by the participant or termination of employment. Amounts deferred pursuant to the Deferred Plan are deemed to accrue interest at an annual rate equal to (a) the simple average of the annual rate paid by ten-year U.S. Treasury notes during each September preceding each plan year with respect to which compensation has been deferred, plus (b) 1.50%. Two named executive officers made salary and bonus deferrals under the Deferred Plan in fiscal 1998.

     Stock Incentive Component. Stock options are granted annually to executive officers. Options may also be granted to other key employees whose present and future contributions are especially important to the Company. All option grants are priced at 100% of market value as of the date of grant. Unless earlier terminated, options expire ten years from the date of grant and generally become exercisable as to half of the shares granted two years after the date of grant and fully exercisable five years after the date of grant.

     The Committee values stock option grants at 50% of the exercise price. This valuation method is recommended by the Committee's independent consultant because it reflects the average discounted value of the actual gains produced by options granted by U.S. industrial firms over the past several decades. The Committee favors the simplicity of this 50% estimate and believes it to be as good a predictor of the actual gains and costs of an option grant as other methods.

     In 1997, the Board of Directors adopted amendments to the Company's stock option plans permitting optionees who earn more than $100,000 per year to elect to defer receipt of option shares upon exercise of an option and payment of the applicable exercise price, thereby allowing such optionees an opportunity to defer the taxable income attributable to the option exercise if they so choose. Throughout the deferral period, the deferred shares are credited with "deemed dividends" at the same rate as dividends paid on Company Common Stock. At the end of the deferral period, such accumulated cash dividend equivalent amounts are converted into shares of Common Stock and distributed to the optionee with the shares of Common Stock issued to settle the optionee's deferred share account. During 1998, two executive officers deferred receipt of option shares under this program, including Richard G. Sim, the Company's Chief Executive Officer, who deferred receipt of 139,956 shares.

     Key Measurement Criteria for Bonuses. Bonus payments are made to each executive officer based upon the degree of achievement of the year's financial objectives. An executive may receive more, or less, than the target bonus based on actual business results.

     Each executive responsible for a business unit (or multiple business units) is measured principally by the performance of that unit (or those units). The measuring index utilized is "Combined Management Measure" ("CMM"), which is unit operating profit before amortization less a charge based upon the net assets employed by the unit. In fiscal 1998, CMM constituted 80% of the bonus measurement for such executives. Twenty percent of such executive's respective bonuses paid for fiscal 1998 was based on "Shareholder Value Generated" ("SVG"), which is operating profit before amortization less a charge for assets employed, and on earnings per share ("EPS") for the period, each weighted equally. For all business unit executives, bonuses for the fiscal year ended August 31, 1998 ranged from 33% to 191% of their target bonuses.

     Company executives not in charge of business units receive bonus payments based upon the performance of the Company as a whole. For fiscal 1998, 50% of each such executive's bonus was based on the Company's SVG and 50% on the Company's EPS for the period. For the fiscal year ended August 31, 1998, bonuses for this group equaled 163% of the executives' targeted bonuses.

     Chief Executive Officer Compensation. Assisted by competitive data provided by the Committee's independent consultant, the Committee established a total compensation value of approximately $1.6 million for the Chief Executive Officer position. Based on this benchmark and the compensation philosophy described above for executive officers generally, the Committee concluded that the total compensation opportunity for Mr. Sim should consist of a salary of $525,000 (approximately 97% of the market median), a target bonus of $375,000 (72% of the market median) and a stock option grant valued at approximately $790,000 (50,000 shares valued at 50% of the exercise price).

     Mr. Sim's fiscal 1998 bonus was based on Company performance, 50% of which was measured by SVG and 50% by EPS. Mr. Sim's fiscal 1998 bonus of $611,250, which represents 163% of his target bonus, reflects attainment of 142% of the Company's SVG target and 184% of the Company's EPS target.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the Company's federal income tax deduction to $1,000,000 per year for compensation paid to its chief executive officer or any of the other executive officers named in the summary compensation table of this Proxy Statement. Performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. The Company believes that its stock plans comply with the final Section 162(m) regulations adopted by the Internal Revenue Service. In order to preserve the deductibility of performance-based compensation, the Company will generally seek to comply with Section 162(m) of the Internal Revenue Code to the extent such compliance is practicable and in the best interests of the Company and its shareholders.

                         Richard A. Kashnow (Chairman)
                              H. Richard Crowther
                                Jack L. Heckel
                              L. Dennis Kozlowski
                               John J. McDonough


Summary Compensation Table

     The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of fiscal 1998 for services rendered to the Company and its subsidiaries during fiscal 1998 ("named executive officers"). Also included in the table is compensation information for those individuals for fiscal years 1996 and 1997.

                                                    Annual               Long-Term
                                                 Compensation           Compensation
                                             ----------------------     ------------
                                                                           Awards
                                                                           ------
                                                                         Securities        All Other
                                                                         Underlying         Compen-
                                                                          Options/          sation
Name and Principal Position        Year      Salary($)     Bonus($)      SARs(#)(1)         ($)(2)
---------------------------        ----      ---------     --------      ----------        ---------
Richard G. Sim
 Chairman, President and
 Chief Executive Officer           1998        491,724      611,250          50,000           17,840
 Chairman, President and
 Chief Executive Officer           1997        433,000      372,000          72,000           18,190
 Chairman, President and
 Chief Executive Officer           1996        398,000      268,200         106,200           17,065

William J. Albrecht
 Senior Vice President,
 Engineered Solutions(3)           1998        227,692      229,200(4)       14,800           16,920
 Senior Vice President,
 Engineered Solutions              1997        218,330      219,120          25,600           17,271
 Senior Vice President;
 Engineered Solutions              1996        210,000       37,880          29,600           16,146

Robert C. Arzbaecher
 Vice President and Chief
 Financial Officer(5)              1998        189,231(6)   163,000(6)       13,200           10,961
 Vice President and Chief
 Financial Officer                 1997        175,834(7)   120,000(7)       18,200           11,311
 Vice President and
 Chief Financial Officer           1996        155,000       70,000          18,600           10,186

Gustav H.P. Boel
 Vice President; President
 of Enerpac(8)                     1998        191,442      180,000          13,200           19,781
 Vice President; President
 of Enerpac                        1997        193,334       24,000          20,000           14,275
 Vice President; President
 of Enerpac                        1996        175,667       39,092          21,000(9)         3,128 (10)

Theodore M. Lecher
 Vice President                    1998        188,500      126,445          11,600           11,654
 Vice President; President of
 GB Electrical, Inc.               1997        177,923       22,800          18,000           12,004
 Vice President; President of
 GB Electrical, Inc.               1996        169,654       10,000          16,800           10,879

(1) Consists entirely of stock options. Ending in fiscal 1996, it was the Compensation Committee's practice to award options in July or August of each year applicable to the executive's compensation for the following fiscal year. Accordingly, option awards listed for 1996 in this table reflect the option grants which were made at the end of 1995, unless otherwise noted. Beginning with fiscal 1997, the Compensation Committee changed its practice to make option grants following the commencement of the relevant fiscal year.

(2) The 1998 amounts represent: (a) the Company's Savings Plan matching contributions as follows: Mr. Sim - $1,825, Albrecht - $1,825, Arzbaecher - $1,825, Mr. Boel - $1,825 and Mr. Lecher - $1,825; (b) Company allocations under the Savings Plan as follows: Mr. Sim - $4,800, Mr. Albrecht - $4,800, Mr. Arzbaecher - $4,800, Mr. Boel - $4,800 and Mr. Lecher - $4,800; and (c) premiums paid by the Company for split-dollar life insurance as follows:
     Mr. Sim - $11,215, Mr. Albrecht - $10,295, Mr. Arzbaecher - $4,336, Mr.
     Boel - $13,156 and Mr. Lecher - $5,029

(3) Effective November 3, 1998, Mr. Albrecht's title was changed to Senior Vice President.

(4) Includes $114,600 of bonus, payment of which has been deferred pursuant to the Applied Power Inc. Executive Deferred Compensation Plan (the "Deferred Plan").

(5) Effective November 3, 1998, Mr. Arzbaecher was promoted to the office of Senior Vice President and Chief Financial Officer.

(6) Includes $18,923 of salary and $40,750 of bonus, payment of which has been deferred pursuant to the Deferred Plan.

(7) Includes $15,600 of salary and $30,000 of bonus, payment of which has been deferred pursuant to the Deferred Plan.

(8)  Effective November 3, 1998, Mr. Boel's title was changed to Vice President.

(9) Includes stock option for 15,000 shares granted in December 1995 upon Mr. Boel's election as Vice President and President of Enerpac.

(10) Consists entirely of amounts contributed by the Company on Mr. Boel's behalf to a private defined contribution pension plan.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning stock option grants during the last fiscal year to the named executive officers. No stock appreciation rights ("SARs") were granted in fiscal 1998.

                                         Individual Grants
                         ------------------------------------------------
                                        Percent                               Potential Realizable
                                        of Total                                Value at Assumed
                          Number of     Options/                                 Annual Rates of
                         Securities       SARs                                     Stock Price
                         Underlying    Granted to    Exercise                    Appreciation for
                          Options/     Employees     or Base                      Option Term(3)
                            SARs       in Fiscal      Price     Expiration    ---------------------
       Name              Granted(#)     Year(1)      ($/Sh)       Date(2)       5%($)      10%($)
       ----             -----------   ----------    --------   ----------     --------    ---------

Richard G. Sim             50,000       14.8%        31.625      11/4/07       994,440    2,520,105
William J. Albrecht        14,800        4.4%        31.625      11/4/07       294,354      745,951
Robert C. Arzbaecher       13,200        3.9%        31.625      11/4/07       262,532      665,308
Gustav H.P. Boel           13,200        3.9%        31.625      11/4/07       262,532      665,308
Theodore M. Lecher         11,600        3.4%        31.625      11/4/07       230,710      584,664

(1) Based on stock option grants for an aggregate of 338,700 shares made to all employees during the fiscal year ended August 31, 1998, and excludes the effect of options granted by ZERO Corporation ("ZERO") to its employees prior to ZERO becoming a wholly owned subsidiary of the Company, at which time such options were converted into options to purchase Common Stock.

(2) Unless earlier terminated, options expire ten years from the date of grant and generally become exercisable as to half of the shares granted two years after the date of grant and fully exercisable five years after the date of grant. In the event of a change-in-control of the Company, the Compensation Committee may either provide for equivalent substitute options to be granted to the optionees or a cash-out of the options based on the highest fair market value per share of Company Common Stock during the 60-day period immediately preceding the change-in-control. Optionees who earn more than $100,000 per year may elect to defer receipt of option shares upon exercise of an option. Throughout the deferral period, the deferred shares are credited with "deemed dividends" at the same rate as dividends paid on Company Common Stock. At the end of the deferral period, such accumulated cash dividend equivalent amounts are converted into shares of Common Stock and distributed with the shares of Common Stock issued to settle the optionee's deferred share account.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Common Stock price.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth information for each of the named executive officers concerning options exercised during fiscal 1998 and the number and value of stock options outstanding at the end of the fiscal year. No SARs are outstanding.

                                                                Number of Securities        Value of Unexercised
                                                               Underlying Unexercised           In-the-Money
                                                                   Options/SARs at             Options/SARs at
                                                                  Fiscal Year-End(#)        Fiscal Year-End($)(2)
                                                               ----------------------     -------------------------
                             Shares
                            Acquired on          Value           Exer-       Unexer-         Exer-        Unexer-
Name                        Exercise (#)      Realized ($)      cisable     cisable(1)      cisable      cisable(1)
----                        ------------      ------------      -------    ----------     ----------     ----------
Richard G. Sim                139,956(3)      3,940,640(3)      857,442       225,000     13,439,724      1,754,241

William J. Albrecht                 0                 0         148,150        73,000      2,302,854        583,000

Robert C. Arzbaecher                0                 0          48,300        52,700        702,431        379,032

Gustav H.P. Boel                    0                 0          22,500        45,700        296,500        265,688

Theodore M. Lecher                  0                 0         106,400        46,100      1,660,549        327,113


(1)  Represents unvested options at the end of fiscal 1998.

(2) Based on the $24.8125 closing price of the Common Stock on the New York Stock Exchange at the end of the fiscal year.

(3) Option exercised for 200,000 shares pursuant to 1987 Stock Option Plan deferral program. In connection therewith, Mr. Sim attested to the ownership of 60,044 shares of Common Stock in lieu of delivering such shares in payment of the option exercise price and has been allocated 139,956 deferred shares.

Performance Graph

     The following graph shows the cumulative total shareholder return on the Common Stock during the preceding five fiscal years as compared to the returns on the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Manufacturing Index. The graph assumes that $100 was invested on August 31, 1993 in the Common Stock and each index and that all dividends were reinvested.



                              [ 1993-1998 GRAPH ]




                         1993     1994     1995     1996     1997     1998
                       -------  -------  -------  -------  -------  -------
APPLIED POWER          $100.00  $132.71  $198.51  $180.48  $383.07  $299.96

S&P 500 INDEX           100.00   105.47   128.09   152.08   213.90   231.21

S&P DIV. MFG. INDEX     100.00   111.92   146.19   181.25   257.15   227.03


Employment Agreement and Change-In-Control Arrangements

     The Company entered into an agreement with Richard G. Sim in May 1994 which superseded his employment agreement originally entered into in July 1985. The agreement provides that if Mr. Sim's employment with the Company is terminated as a result of his death or permanent disability, he or his beneficiary will receive his then current salary for a period of one year following such termination and a pro rata portion of any bonus award earned for the fiscal year in which such termination occurs. During the term of the agreement, the Company must maintain Mr. Sim's coverage under its present long-term disability benefit plan or a substantially similar plan providing at least comparable benefits. In the event that Mr. Sim qualifies for a long-term disability benefit under such plan, the Company will supplement any plan benefit payable to Mr. Sim to the extent necessary to provide a total long-term disability benefit payment that is equal to 30% of his then base pay. Such supplemental benefit will be provided at no cost to Mr. Sim.

     The Deferred Plan and certain of the Company's stock option plans contain provisions that would be triggered by a change-in-control of the Company. Under the Deferred Plan, a change-in-control would result in immediate distribution of all deferred amounts as soon as administratively practicable after the date of the change-in-control. The 1996 Stock Option Plan permits the Compensation Committee to either provide for equivalent substitute options to be granted to the optionees upon a change-in-control or the cash-out of options previously granted under such plan based on the highest fair market value per share of Company Common Stock during the 60-day period immediately preceding the change-in-control. The 1990 Stock Option Plan provides for acceleration of vesting in the event of a change-in-control. Finally, the stock option deferral programs which are part of each stock option plan maintained by the Company require distribution of all deferred shares as soon as administratively practicable after the date of a change-in-control.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and persons who beneficially own 10% or more of the Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal 1998. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 1998, except that one such form, reporting an option exercise by Mr. Sim in connection with which he deferred receipt of 139,956 shares received upon such exercise, was filed two weeks late.

Independent Public Accountants

     On November 3, 1997, the Audit Committee of the Board of Directors recommended the replacement of Deloitte & Touche LLP with Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP) as the Company's independent public accountants for the fiscal year ended August 31, 1998. On November 4, 1997, the Board of Directors of the Company accepted and approved the Audit Committee's recommendation. On the same day, Deloitte

& Touche LLP was notified of its dismissal and PricewaterhouseCoopers LLP was notified of its engagement. Through November 4, 1997, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with its report. Deloitte & Touche LLP's report on the Company's financial statements for the previous two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     The Company does not expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. The Company does expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions and make a statement if desired.

Shareholder Proposals

     Shareholder proposals must be received by the Company no later than July 26, 1999 in order to be considered for inclusion in the Company's annual meeting proxy statement next year. Shareholder proposals not intended to be included in the Company's annual meeting proxy statement next year must be received by the Company no later than October 9, 1999 to be considered timely.

Additional Matters

     Management is not aware of any matters which will be presented for action at the Annual Meeting other than the election of directors. If other matters do come before the Annual Meeting, including any matter as to which the Company did not receive notice by October 6, 1998 and any shareholder proposal omitted from this Proxy Statement pursuant to applicable rules of the Securities and Exchange Commission, it is intended that proxies will be voted in accordance with the judgment of the person or persons exercising the authority conferred thereby.

                                       By Order of the Board of Directors

                                       Anthony W. Asmuth III
                                       Secretary
Milwaukee, Wisconsin
November 23, 1998

     It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, date, sign and return their proxies as soon as possible.

     A copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998 as filed with the Securities and Exchange Commission has been provided with this Proxy Statement. Additional copies of the Form 10-K are available, free of charge, upon request directed to Robert C. Arzbaecher, Senior Vice President and Chief Financial Officer, Applied Power Inc., P.O. Box 325, Milwaukee, Wisconsin 53201.

                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                         (Continued from Reverse Side)

                     APPLIED POWER INC. 1999 ANNUAL MEETING

1. Election of Directors: 1 - H. RICHARD CROWTHER 4 - L. DENNIS KOZLOWSKI    [ ] FOR all nominees     [ ] WITHHOLD
                          2 - JACK L. HECKEL      5 - JOHN J. MCDONOUGH          listed to the left       AUTHORITY to
                          3 - RICHARD A. KASHNOW  6 - RICHARD G. SIM             (except as specified     vote for all
                                                                                 below).                  nominees listed to
                                                                                                          the left.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right). _____________

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box                   Date ______________  NO. OF SHARES
Indicate changes below:
Address Change? [ ]  Name Change? [ ]  [                                 ]
                                       SIGNATURE(S) IN BOX
                                       PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                       LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD G. SIM and ROBERT C. ARZBAECHER, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Applied
 Power Inc., a Wisconsin corporation, to be held on Friday, January 8, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
                             VOTED FOR PROPOSAL 1.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                          (Continued on Reverse Side)

                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                         (Continued from Reverse Side)

                                     ESPP

                     APPLIED POWER INC. 1999 ANNUAL MEETING

1. Election of Directors: 1 - H. RICHARD CROWTHER 4 - L. DENNIS KOZLOWSKI    [ ] FOR all nominees     [ ] WITHHOLD
                          2 - JACK L. HECKEL      5 - JOHN J. MCDONOUGH          listed to the left       AUTHORITY to
                          3 - RICHARD A. KASHNOW  6 - RICHARD G. SIM             (except as specified     vote for all
                                                                                 below).                  nominees listed to
                                                                                                          the left.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right). _____________

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box                   Date ______________  NO. OF SHARES
Indicate changes below:
Address Change? [ ]  Name Change? [ ]  [                                 ]
                                       SIGNATURE(S) IN BOX
                                       PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                       LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD G. SIM and ROBERT C. ARZBAECHER, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Applied
 Power Inc., a Wisconsin corporation, to be held on Friday, January 8, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
                             VOTED FOR PROPOSAL 1.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                          (Continued on Reverse Side)

                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                         (Continued from Reverse Side)

                                APW 401(k) PLAN

                     APPLIED POWER INC. 1999 ANNUAL MEETING

1. Election of Directors: 1 - H. RICHARD CROWTHER 4 - L. DENNIS KOZLOWSKI    [ ] FOR all nominees     [ ] WITHHOLD
                          2 - JACK L. HECKEL      5 - JOHN J. MCDONOUGH          listed to the left       AUTHORITY to
                          3 - RICHARD A. KASHNOW  6 - RICHARD G. SIM             (except as specified     vote for all
                                                                                 below).                  nominees listed to
                                                                                                          the left.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right). _____________

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box                   Date ______________  NO. OF SHARES
Indicate changes below:
Address Change? [ ]  Name Change? [ ]  [                                 ]
                                       SIGNATURE(S) IN BOX
                                       PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                       LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD G. SIM and ROBERT C. ARZBAECHER, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Applied
 Power Inc., a Wisconsin corporation, to be held on Friday, January 8, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
                             VOTED FOR PROPOSAL 1.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                          (Continued on Reverse Side)

                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                         (Continued from Reverse Side)

                   ZERO CORPORATION RETIREMENT SAVINGS PLAN

                    APPLIED POWER INC. 1999 ANNUAL MEETING

1. Election of Directors: 1 - H. RICHARD CROWTHER 4 - L. DENNIS KOZLOWSKI    [ ] FOR all nominees     [ ] WITHHOLD
                          2 - JACK L. HECKEL      5 - JOHN J. MCDONOUGH          listed to the left       AUTHORITY to
                          3 - RICHARD A. KASHNOW  6 - RICHARD G. SIM             (except as specified     vote for all
                                                                                 below).                  nominees listed to
                                                                                                          the left.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right). _____________

2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box                   Date ______________  NO. OF SHARES
Indicate changes below:
Address Change? [ ]  Name Change? [ ]  [                                 ]
                                       SIGNATURE(S) IN BOX
                                       PLEASE SIGN PERSONALLY AS NAME APPEARS AT
                                       LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                               APPLIED POWER INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 1999
                                   P R O X Y
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

RICHARD G. SIM and ROBERT C. ARZBAECHER, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Applied
 Power Inc., a Wisconsin corporation, to be held on Friday, January 8, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
                             VOTED FOR PROPOSAL 1.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                          (Continued on Reverse Side)